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Exhibit 21.1

HCP, Inc.

SUBSIDIARIES

Subsidiaries	Number of Omitted Subsidiaries	Organized Under Laws of
HCP Atrium MOB LLC	—	Delaware
HCP DR California, LLC	—	Delaware
HCP CTE, L.P.	—	Delaware
HCP Pleasant, LLC	—	Delaware
HCP DR MCD, LLC	—	Delaware
HCP MCD TRS, LLC	—	Delaware
HCP EGP, Inc.	—	Delaware
HCP ETE, L.P.	—	Delaware
HCP Life Science REIT, Inc.	38	Maryland
HCP/LFREP Ventures II, LLC	2	Delaware
HCP/LFREP Carmichael Owner, LLC	—	Delaware
Denton Mayhill Road Investors, L.P.	—	Texas
HCP Louisville, Inc.	3	Delaware
Old Henry Healthcare I, LLC	—	Kentucky
HCP 2010 REIT LLC	2	Delaware
HCP 2010, LP	25	Delaware
HCP/LS 2011 REIT LLC	—	Delaware
HCPI/Colorado Springs Limited Partnership	—	Delaware
HCP/LFREP Ventures I, LLC	—	Delaware
HCPI/Kansas Limited Partnership	—	Delaware
HCPI/Little Rock Limited Partnership	—	Delaware
HCPI/Tennessee, LLC	10	Delaware
HCPI Trust	—	Maryland
HCP Birmingham Portfolio, LLC	—	Delaware
HCPI/Utah, LLC	—	Delaware
HCPI/Utah II, LLC	11	Delaware
Louisiana-Two Associates, LLC	—	California
Ocean Acquisition 1, Inc.	199	Maryland
HCP Partners, LP	—	Delaware
S-H Twenty-One OpCo Ventures, LLC	21	Delaware
S-H Twenty-One PropCo Ventures, LLC	16	Delaware
SJH Medical Office Partners, Ltd.	—	Texas
Marion MOB Partners, L.P.	—	Illinois
Lexington MOB Partners, Ltd.	—	Florida
Parker MOB Owners LLC	—	Delaware
East Texas Medical Equity Investors Limited Partnership	—	Texas
Texarkana Partners Limited	—	Texas
Perris-Cal Associates, LLC	—	California
Statesboro Associates, LLC	—	California
Texas HCP, Inc.	6	Maryland
HCPI/San Antonio Limited Partnership	—	Delaware
Ft. Worth-Cal Associates, LLC	—	California

Unconsolidated Subsidiaries	Number of Omitted Subsidiaries	Organized Under Laws of
Edgewood Assisted Living Center, L.L.C.	—	Michigan
Horizon Bay Hyde Park Equity Owner, LLC	1	Delaware
HCP Ventures IV, LLC	82	Delaware
HCP Ventures III, LLC	14	Delaware
Seminole Shores Living Center, L.L.C.	—	Michigan
Suburban Properties LLC	—	Kentucky
Britannia Biotech Gateway Limited Partnership	—	Delaware
LASDK Limited Partnership	—	Delaware
Torrey Pines Science Center Limited Partnership	—	Delaware
HCR ManorCare, Inc.	—	Delaware

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  Exhibit 21.1
HCP, Inc. SUBSIDIARIES